Subsidiaries of the Registrant	Exhibit 21

Name of Subsidiary	Jurisdiction of Incorporation
C.A. Computer Associates GmbH	Germany
C.A. Computer Associates India Private Limited	India
C.A. Computer Associates Israel Ltd.	Israel
C.A. Computer Associates S.A.	Spain
C.A. Foreign, Inc.	Delaware
C.A. Foreign Spain S.L.	Spain
C.A. Islandia Realty, Inc.	New York
CA Investment Holding, Inc.	Delaware
CA Management, Inc.	Delaware
CA Real Estate, Inc.	Delaware
CA Research, Inc.	Delaware
Computer Associates Africa (Pty.) Ltd.	South Africa
Computer Associates AG	Switzerland
Computer Associates B.V.	The Netherlands
Computer Associates Bilgisayar Yazilim Pazarlama Ltd. Sti.	Turkey
Computer Associates Canada Company	Canada
Computer Associates Caribbean, Inc.	Puerto Rico
Computer Associates CIS Ltd.	Russia
Computer Associates CZ, s.r.o.	The Czech Republic
Computer Associates de Argentina S.A.	Argentina
Computer Associates de Chile Ltd.	Chile
Computer Associates de Colombia S.A.	Colombia
Computer Associates de Mexico, S.A. de C.V.	Mexico
Computer Associates de Venezuela, C.A.	Venezuela
Computer Associates Del Peru S.A.	Peru
Computer Associates Finance, Inc.	Delaware
Computer Associates Finland OY	Finland
Computer Associates Hellas Sole Partner LLC	Greece
Computer Associates, Inc.	Delaware
Computer Associates International (China) Ltd.	China
Computer Associates International G.m.b.H.	Austria
Computer Associates International Limited	Hong Kong
Computer Associates International (Thailand) Co. Ltd.	Thailand
Computer Associates Japan Ltd.	Japan
Computer Associates Korea Ltd.	Korea
Computer Associates (M) Sdn. Bhd.	Malaysia
Computer Associates Middle East Holdings, Inc.	Delaware
Computer Associates (N.Z.) Ltd.	New Zealand
Computer Associates Norway A/S	Norway
Computer Associates Plc	United Kingdom
Computer Associates Programas de Computador Ltda	Brazil
Computer Associates Pte. Ltd.	Singapore
Computer Associates Pty. Ltd.	Australia
Computer Associates Real Estate BV	The Netherlands
Computer Associates S.A.	Belgium
Computer Associates S.A.	France
Computer Associates S.p.A.	Italy
Computer Associates Scandinavia A/S	Denmark
Computer Associates Services, Inc.	Delaware
Computer Associates Sp. z o.o.	Poland
Computer Associates Sweden AB	Sweden
Computer Associates Taiwan Ltd.	Taiwan
Computer Associates Think, Inc.	Delaware
iCan-SP, Inc.	Delaware
Miramar Systems, Inc.	California
Philippine Computer Associates International, Inc.	Philippines
Premier Management Insurance, Inc.	New York
PT Computer Associates	Indonesia
Sterling Software, Inc.	Delaware